Exhibit 99.2

Seelos Therapeutics Announces Appointment of Margaret Dalesandro to the Board of Directors

NEW YORK, Sept. 2, 2021 /PRNewswire/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, announced today the appointment of Margaret Dalesandro, Ph.D. to its Board of Directors.

Dr. Margaret Dalesandro is an accomplished biopharmaceutical executive with over 30 years of experience in drug development and commercialization. She held senior executive leadership positions at ImClone Systems, Inc. and in her role as Vice President of Project, Portfolio and Alliance Management, she managed the successful development of ERBITUX (cetuximab), which contributed significantly to the $6.5 billion sale of ImClone to Eli Lilly and Company in 2008. Prior to ImClone Systems Inc., Dr. Dalesandro served as an Executive Director of Cardiovascular/Oncology Project/Portfolio/Alliance Management at GlaxoSmithKline plc. Earlier in her career, she was Director of Cardiovascular Research and Assistant Director of Immunobiology Research and Development, Pharmaceutical Division, at Centocor, Inc. where her research contributed to the successful development of REMICADE (Infliximab).

“Margaret brings an enormous amount of drug development and commercialization experience to Seelos,” said Raj Mehra, Ph.D., Chairman and CEO of Seelos. “We expect significant contributions from her as we proceed with late-stage development of several of our assets in the clinic."

She is the founder and currently president of Brecon Pharma Consulting LLC, a full-service pharmaceutical and biotechnology consultancy focused on identifying and obtaining critical information early in product development.

Dr. Dalesandro holds M.A. and Ph.D. degrees in Biochemistry from Bryn Mawr College and completed an NIH Postdoctoral fellowship in Molecular Immunology at Wake Forest University. Dr. Dalesandro is Chair of the Board of Directors of OncoSec Medical Incorporated and a member of the Board of Directors of Skye Bioscience, Inc.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases. The Company's robust portfolio includes several late-stage clinical assets targeting indications including Acute Suicidal Ideation and Behavior (ASIB) in Major Depressive Disorder (MDD) or Post-Traumatic Stress Disorder (PTSD), Amyotrophic lateral sclerosis (ALS), Sanfilippo syndrome, Parkinson's Disease, other psychiatric and movement disorders plus orphan diseases.

For more information, please visit our website: https://seelostherapeutics.com, the content of which is not incorporated herein by reference.

Forward Looking Statements

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All information in this press release is as of September 1, 2021 and we undertake no duty to update this information. A more complete description of these risks can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year-ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter-ended June 30, 2021.

Contact Information:
Anthony Marciano
Chief Communications Officer
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Avenue
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com
www.seelostherapeutics.com
https://twitter.com/seelostx
https://www.linkedin.com/company/seelos